EXHIBIT 10.1
RESTRICTED STOCK AGREEMENT
KAYDON CORPORATION
1999 Long Term Stock Incentive Plan

Grantee:	Grant Date:

Address:	Number of Shares:

     This Restricted Stock Agreement (the “Agreement”) is made as of the Grant Date between KAYDON CORPORATION, a Delaware corporation (the “Company”), and                                          (“Grantee”).
     The Kaydon Corporation 1999 Long Term Stock Incentive Plan (the “Plan”) is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee has determined that Grantee is eligible to participate in the Plan.
     The Committee has granted restricted stock to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.
     Grantee acknowledges receipt of a copy of the Prospectus for the Plan and accepts these shares of restricted stock subject to all of the terms, conditions, and provisions of this Agreement and the Plan.
     1. Grant of Restricted Stock. The Company grants to Grantee, effective as of the Grant Date set forth above, and Grantee accepts, the shares of $0.10 par value Common Stock of the Company set forth above, subject to the terms and conditions of this Agreement (the “Restricted Stock”).
     2. Conditions. The Company awards the Restricted Stock to Grantee subject to the conditions described below and to a vesting schedule. Those conditions must be met or otherwise lapse, and vesting must occur, before Grantee will receive any stock under this Agreement. If Grantee breaches the terms of this Agreement or ceases to be employed by the Company for certain reasons as described in this Agreement, if the applicable restrictions are not satisfied or do not lapse, or if Grantee does not vest in some or all of the Restricted Stock, Grantee will promptly surrender to the Company those shares of Restricted Stock as to which the restrictions have not lapsed or in which Grantee’s interest has not vested pursuant to this Agreement as set forth below.
     3. Restrictions on Restricted Stock. If Grantee is then employed by the Company and has not breached the terms of this Agreement, the restrictions on twenty percent (20%) of the initial number of shares of Restricted Stock will lapse and the Grantee will vest in those shares

on each January 5 following the Grant Date, commencing with January 5,      . Vesting under this provision will continue until all of the shares are vested, the Grantee is no longer employed by the Company, or another provision of this Agreement supersedes this section, whichever occurs first. The Committee may, in its sole discretion, accelerate the lapsing of restrictions and the vesting of the Restricted Stock at any time before the restrictions would otherwise lapse or before full vesting. As restrictions lapse and vesting occurs, a certificate for the number of shares of Restricted Stock as to which restrictions have lapsed will be forwarded to the Grantee.
     4. Transferability. Unless the Committee otherwise consents or the Plan otherwise explicitly provides, Grantee will not sell, exchange, transfer, pledge, or otherwise dispose of the Restricted Stock at any time, whether voluntarily or involuntarily, by operation of law or otherwise. The provisions of this paragraph will not apply to Restricted Stock that has vested pursuant to this Agreement. If Grantee violates the restrictions in this Section, Grantee’s right to shares of Restricted Stock remaining subject to restrictions or which have not yet vested will immediately cease and terminate and Grantee will immediately forfeit and surrender all shares of Restricted Stock that are still subject to restrictions or which have not yet vested to the Company.
     5. Rights as a Shareholder. Grantee will have certain rights as a shareholder with respect to the Restricted Stock, including but not limited to the right to vote the Restricted Stock at shareholders’ meetings, the right to receive, without restriction, all cash dividends paid with respect to the Restricted Stock, and the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the capital stock of the Company, or any merger, consolidation, or other reorganization involving an increase, decrease, or adjustment in the capital stock of the Company.
     (a) Substitute Shares. Any shares or other security received as a result of any stock dividend, stock split, or reorganization will be subject to the same terms, conditions, and restrictions as those relating to the Restricted Stock granted under this Agreement.
     (b) Registration. Certificates for the shares of stock evidencing the Restricted Stock will not be issued but the shares will be registered in Grantee’s name in book entry form as soon as administratively feasible after Grantee’s acceptance of this Agreement.
     6. Termination of Employee Status. If Grantee ceases to be an employee of the Company:
     (a) Termination Due to Disability or Death. By reason of Permanent and Total Disability (as defined in the Plan) (“Disability”) or death, the shares of Restricted Stock will vest on the date of death or Disability.
     (b) Retirement. By reason of retirement at or after age 65, the shares of Restricted Stock will continue to vest in the same manner as though employment had not terminated. If unforfeited Restricted Stock remains unvested at Grantee’s death following retirement from employment at or after attainment of age 65, the shares of Restricted Stock will vest on the date of death.

     (c) Termination for Reason Other Than Retirement, Disability or Death. For any reason other than death, Disability, or retirement at or after age 65, with or without cause, no further vesting of Restricted Stock will occur and any shares of Restricted Stock still subject to restrictions or which have not yet vested as of the date of termination of employment will automatically be forfeited and returned to the Company.
     Notwithstanding the foregoing, if at any time following termination of employment Grantee engages in an activity which, in the sole judgment of the Committee, is detrimental to the interests of the Company, all shares of Restricted Stock for which restrictions have not lapsed or which have not yet vested will be forfeited to the Company.
     7. Employment by the Company. Nothing in this Agreement imposes upon the Company any obligation to retain Grantee in the employ of the Company for any given period or upon any specific terms of employment. Grantee acknowledges that, except as otherwise agreed by the Company in a signed written agreement, Grantee’s employment is at will and terminable by Grantee or the Company at any time and for any reason.
     8. Tax Withholding. Grantee authorizes the Company to:
     (a) Withhold. Withhold and deduct from future wages of Grantee (or from other amounts that may be due and owing to Grantee from the Company, or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to an award of Restricted Stock; or
     (b) Remit. Require Grantee promptly to remit the amount of such withholding to the Company before taking any action with respect to the Restricted Stock.
     9. Acknowledgment. By signing this Agreement and accepting the Restricted Stock, Grantee:
     (a) Representation. Acknowledges acceptance of the Restricted Stock and receipt of the documents referred to in this Agreement, represents that Grantee is familiar with the provisions of the Plan and agrees to its incorporation in the Agreement, agrees to all of the other terms and conditions of the Agreement and agrees to promptly provide any information with respect to the Restricted Stock reasonably requested by the Company;
     (b) Taxes. Agrees to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes;
     (c) Limitation of Rights. Acknowledges that all of Grantee’s rights to the Restricted Stock are embodied in the Agreement and in the Plan;
     (d) Employment. Agrees that while Grantee is employed by the Company, the Grantee will devote full business time and energies to the business and affairs of the Company and will not, without the Company’s written consent, accept other employment or permit any personal business interests to interfere with the performance of Grantee’s duties; and
     (e) Duties. Agrees to use Grantee’s best efforts, skill and abilities to promote the interests of the Company, to work with other employees of the Company in a competent and professional manner and generally to promote the interests of the Company and to perform such other duties of a management or professional nature as may be assigned to Grantee.
     10. Commitments of Grantee. Notwithstanding any other provisions of this Agreement or the Plan, in consideration of the grant of Restricted Stock to Grantee, in recognition of the highly competitive nature of the industries in which the Company conducts its business and to further protect the goodwill of the Company and to promote and preserve its legitimate business interests, Grantee agrees that during the period commencing on the Grant Date and ending two years after the date of termination of the Grantee’s employment by the Company, Grantee will not:
     (a) Compete. Engage in any business activities engaged in by the Company at any time (“Business Activities”) (other than on behalf of the Company) whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, in any geographic area in which the products or services of the Company have been distributed or provided during the period commencing two years prior to the Grant Date.
     (b) Customers. Other than on behalf of the Company supply products or provide services (but only to the extent such restricted activities constitute Business Activities) to any customer with whom the Company has done any business during the period commencing two years prior to the Grant Date, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.
     (c) Assist. Assist others in engaging in any of the Business Activities in the manner prohibited to the Grantee.
     (d) Employee Solicitation. Induce or attempt to induce employees of the Company to engage in any activities prohibited to the Grantee or to terminate their employment.
     (e) Confidentiality. Disclose the contents of any Proprietary Information of the Company. Proprietary Information means information or material of the Company which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain. Proprietary Information includes, without limitation:
     (i) Information or materials which relate to the Company’s trade secrets, manufacturing, methods, machines, articles of manufacture,

compositions, inventions, engineering services, technological developments, know-how, purchasing, accounting, merchandising or licensing;
     (ii) Software in various stages of development (source code, object code, documentation, diagrams, flow charts), designs, drawings, specifications, models, data and customer information; and
     (iii) Any information of the type described above which the Company obtained from another party and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.
     (f) Cooperation. Fail to furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning the Company (other than any legal proceedings concerning Grantee’s employment) provided the Company agrees to pay or reimburse Grantee for all reasonable expenses incurred in cooperating with such requests.
     (g) Non-Disparagement. Disparage the Company or their respective officers, directors or employees.
     The Grantee and the Company consider the commitments contained above to be reasonable for the purpose of preserving the Company’s goodwill, proprietary rights, trade secrets, valuable confidential business interests, relationships with specific prospective and existing customers and going concern value, and to protect the Company’s business opportunities, markets and trade areas. If a final judicial determination is made by a court having jurisdiction that the time or territory or scope of restricted activities or any other commitment contained in this Section 10 is an unenforceable restriction on the activities of Grantee, the provisions of this Agreement will not be rendered void but will be deemed amended to apply as to such maximum time, restricted activities and territory and to such other extent as the court may determine or indicate to be reasonable.
     Alternatively, if the court finds that any commitment contained in this Section 10 is unenforceable, and the commitment cannot be amended so as to make it enforceable, that finding shall not affect the enforceability of any of the other commitments contained here. In addition, without limiting the generality of the preceding or the Company’s remedies for Grantee’s breach of any of these commitments, upon Grantee’s material breach of any of these commitments, all shares of Restricted Stock which have not at the time of breach been freed from restrictions and vested will automatically be forfeited and returned to the Company.
     11. Change in Control. Notwithstanding the restrictions and vesting rules of this Agreement, in the event of a Change in Control as defined in the Plan, the Restricted Stock will no longer be subject to any restrictions and will vest. In addition, in that circumstance, the Committee as constituted before the Change in Control may, in its sole discretion:
     (a) Purchase. Provide for the purchase of the shares of Restricted Stock by the Company, at the Grantee’s request, for an amount of cash equal to the value of the shares immediately prior to the Change in Control; and

     (b) Adjust. Adjust the shares, at the Grantee’s request, as the Committee deems appropriate to reflect the Change in Control.
     12. Change in Control Compensation Agreement or Employment Agreement. If the Grantee is a party to a Change in Control Compensation Agreement or an Employment Agreement which explicitly provides for immediate lapsing of restrictions and vesting of Restricted Stock upon a “Change in Control,” all restrictions applicable to the Restricted Stock remaining at the time of a “Change in Control” (as defined in the Change in Control Compensation Agreement or Employment Agreement applicable to Grantee) will immediately lapse upon such a Change in Control, notwithstanding the definition of Change in Control provided in the Plan. Such accelerated lapsing of restrictions is not subject to cancellation under the Plan and is also irrevocable as long as the Grantee is a party to such a Change in Control Compensation Agreement or Employment Agreement.
     13. Arbitration. Grantee and the Company agree that, except with respect to the enforcement of the Company’s rights under Section 10 of this Agreement, any disagreement dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, or validity, or the terms and conditions of Grantee’s employment (including but not limited to the termination of that employment), will be settled exclusively and finally by arbitration irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.
     (a) Rules. The arbitration shall be conducted in accordance with the Employment Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) (the terms of which then in effect are incorporated here).
     (b) Arbitrator. The arbitral tribunal shall consist of one arbitrator skilled in arbitration of executive employment matters. The parties to the arbitration shall jointly directly appoint the arbitrator within thirty (30) days of initiation of the arbitration. If the parties fail to appoint the arbitrator as provided above, the arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who has had substantial experience in executive employment matters. The Company shall pay all of the fees, if any, and expenses of the arbitrator and the arbitration.
     (c) Location. The arbitration shall be conducted in the Southeastern Michigan area or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.
     (d) Procedure. At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances where the arbitrator determines that the interests of justice require a different procedure.
     (e) Decision. Any decision or award of the arbitrator shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.
     (f) Power. Nothing contained here shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.
     The provisions of this Section shall survive the termination or expiration of this Agreement, shall be binding upon the Company’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Company. To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.
     15. Binding Effect and Amendment. This Agreement is the entire agreement between the parties and will be binding upon, and will inure to the benefit of, the parties to this Agreement and their respective heirs, successors, and assigns, and may be modified only by a writing signed by the parties.
     16. Remedies. Grantee acknowledges that any breach of the promises in Section 10 of this Agreement would cause the Company irreparable damage and therefore agrees that, in the event of a breach of one or more of those commitments, the Company shall be entitled to preliminary and permanent injunctive relief in addition to any direct, incidental, and consequential damages, including lost profits, arising from that breach.
     17. Agreement Controls. The Plan is incorporated by reference into this Agreement. Capitalized terms not defined in this Agreement have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement control as long as the applicable provision does not violate any law, change the character or effect of the Plan or the Restricted Stock under federal or state, tax or securities law, or exceed the Committee’s authority under the Plan. In that case, the terms of the Plan shall control.
Executed this       day of                     .

KAYDON CORPORATION	GRANTEE

By:
Its:	DATE: